Exhibit 4.18

Execution Version

SUPPLEMENTAL INDENTURE #2

SUPPLEMENTAL INDENTURE #2 (this “Supplemental Indenture”), dated as of June 2, 2021, between The Original BARK Company (known prior to the closing of the SPAC Transaction as Northern Star Acquisition Corp) (“New BARK”), formerly a special purpose acquisition company, a Delaware corporation and the direct parent, upon the closing of the SPAC Transaction, of Barkbox, Inc. (or its successor), a Delaware corporation (the “Company”), Bark International, LLC, a Delaware limited liability company (“International”), The Original Bark Company Pty Ltd, an Australian proprietary limited company, “Original”, and together with New BARK and International, the “Guarantors” and each a “Guarantor”), the Company, and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented, the “Indenture”), dated as of November 27, 2020, providing for the issuance of Convertible Secured Notes due 2025 (the “Notes”);

WHEREAS, a SPAC Transaction was consummated on June 1, 2021, pursuant to which the Company became a direct subsidiary of New BARK;

WHEREAS, the undersigned may execute and deliver to the Trustee a supplemental indenture pursuant to which the undersigned Guarantors each become a Guarantor under the Indenture and shall unconditionally guarantee all of the Company’s obligations under the Indenture Documents pursuant to the Note Guarantee set forth in Section 16 of the Indenture and New BARK shall unconditionally assume all of the Company’s obligations relating to the authorization, issuance and delivery of the Conversion Stock issuable upon conversion of such Notes, in each case on the terms and conditions set forth herein; and

WHEREAS, Sections 10.01(c) and 10.01(h) of the Indenture provide, among other things, that the Company, the Guarantors, if any, the Trustee and the Collateral Agent may amend or supplement the Indenture Documents without the consent of any Holder to add a Note Guarantee with respect to the Notes or as otherwise may be required pursuant to the Indenture in connection with a Qualified Public Company Event.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. Each Guarantor hereby agrees to guarantee, on a secured basis, the Company’s Obligations under the Indenture Documents on the terms and subject to the conditions set forth in Article 16 of the Indenture and the Security Documents and to be bound by all other applicable provisions of the Indenture.

3.    ASSUMPTION OF OBLIGATIONS. New BARK hereby unconditionally assumes all of the Company’s obligations under the Notes and the Indenture relating to the Company’s obligations relating to the authorization, issuance and delivery of the Common Stock issuable upon conversion of the Notes (including, without limitation, Article 14 of the Indenture and the Conversion Obligations).

4.    EFFECTIVENESS. This Supplemental Indenture shall be effective upon execution by the parties hereto. Upon effectiveness of this Supplemental Indenture, each Guarantor will be a “Guarantor” under the Indenture and New BARK shall be subject to the obligations pursuant to Section 3 hereof.

5.    RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and neither the Trustee nor the Collateral Agent assume any responsibility for their correctness. The Trustee and the Collateral Agent each makes no representations as to the validity of this Supplemental Indenture.

6.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.    COUNTERPARTS. The parties hereto may sign any number of copies of this Supplemental Indenture (including by electronic transmission as set forth in Section 18.17 of the Indenture). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.

8.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.    ACCEPTANCE BY THE TRUSTEE: The Trustee and the Collateral Agent each assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and the Guarantors and neither the Trustee nor the Collateral Agent shall be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and each make no representation with respect thereto.

10.    SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

11.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

12.    LIMITED AGREEMENT. The execution, delivery and effectiveness of this Supplemental Indenture shall not directly or indirectly operate as a waiver of any Default or Event of Default (whether or not known to any party hereto) or any other right, power or remedy of the holders of the Notes, the Trustee, or the Collateral Agent, nor constitute a waiver of any provision of the Indenture Documents or any other documents, instruments or agreements executed and/or delivered in connection therewith. Without limiting the foregoing, the Company and the Guarantors hereby acknowledge and agree that the execution of this Supplemental Indenture shall not be construed as a release, waiver, or modification of any of the terms, conditions, representations, warranties, covenants, rights, or remedies set forth in any Indenture Document, except as specifically provided in Section 2 hereof. This Supplemental Indenture is not intended to, nor shall it, establish any course of dealing among the Company and the holders and shall not constitute a continuing waiver of any kind.

13.    COLLATERAL AGENT APPOINTEE. In connection with the matters set forth herein, International is entering into that certain Specific Security Deed (Shares) (the “Australian Deed”), dated as of the date hereof . The Company acknowledges and agrees that the Collateral Agent will delegate its function to Elavon Financial Services DAC (“Elavon”) for the purposes of taking the security interests described in the Australian Deed pursuant to that certain Appointment Agreement (the “Appointment Agreement”), between the Collateral Agent and Elavon, dated as of the date hereof. The Company acknowledges and agrees that Elavon, when acting as the Appointee under the Appointment Agreement, shall be entitled to all of the rights, privileges, immunities and protections afforded to the Collateral Agent under the Indenture.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

BARKBOX, INC., as the Company

By:
Name:
Title:

The Original BARK Company, as a Guarantor

By:
Name:
Title:

BARK INTERNATIONAL, LLC, as a Guarantor

By:
Name:
Title:

The Original Bark Company Pty Ltd, as a Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title:

[Signature Page to Supplemental Indenture No. 2]